SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

June 6, 2006

MOBILEPRO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 6, 2006 we terminated our exclusive financial advisory agreement with Ryan Beck & Co., Inc. that we had engaged on December 12, 2005, as our investment banker for strategic and other projects. We may work with Ryan Beck & Co., Inc. in the future on certain strategic projects on a nonexclusive basis.

On June 7, 2006 we decided not to pursue a project to establish a wireless broadband network for the City of Sacramento. Last year we won a competitive bid and conducted a successful pilot project in the city’s downtown area that provided outdoor public Wi-Fi Internet access and real-time video applications in Sacramento’s Cesar Chavez Plaza Park. After being declared the RFP winner and concluding a lengthy permitting process, the city sent us a firm counter proposal requiring the establishment of a free high-speed wireless network supported almost exclusively by advertising revenue without the benefit of the city serving as an anchor tenant. In light of our concerns regarding the economic viability of such a project we determined that it was in our best interest of the company and its shareholders to withdraw from the project.

A copy of the press release announcing the decision not to pursue the project to establish a wireless broadband network for the City of Sacramento is attached as an exhibit under Item 9.01(c) of this report.

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits Furnished.

99.1    Press Release, dated June 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright
Jay O. Wright
President and Chief Executive Officer
MOBILEPRO CORP.

Date: June 9, 2006